A special meeting of the shareholders
(the Meeting) of The Coventry Group
(the Group) was held on April 27, 2007.
The Funds are separate investment series of the Group. The Meeting was held to approve an Agreement and Plan of Reorganization, dated as of
February 8, 2007 (the Reorganization
Agreement), by and between Coventry Group and the Goldman Sachs Trust (GST), relating to the reorganization of each of the Signal Funds into a corresponding fund and share class (as listed below) of GST
(each a GST Fund and, together, the
GST Funds).
Proposal 1:
Signal Large Cap Growth Fund
Goldman Sachs Structured Large Cap Growth Fund
Class A Shares
Class A Shares
Class I Shares
Institutional Shares Fund
Number of Shares
% of Outstanding Shares
% of Shares Present
Signal Large Cap Growth Fund
Affirmative 3,173,132 94.204% 100.000%
Against .000 .000% .000%
Abstain .000 .000% .000%
Total 3,173,132 94.204% 100.000%

Proposal 2:Signal Income Fund
Goldman Sachs Core Fixed Income Fund
Class A Shares
Class A Shares
Class I Shares
Institutional Shares Fund
Number of Shares
% of Outstanding Shares
% of Shares Present
Signal Income Fund
Affirmative 9,673,701 98.841% 100.000%
Against .000 .000% .000%
Abstain .000 .000% .000%
Total 9,673,701 98.841% 100.000%

Proposal 3:Signal Tax-Exempt Income Fund
Goldman Sachs Municipal Income Fund
Class A Shares
Class A Shares
Class I Shares
Institutional Shares Fund
Number of Shares
% of Outstanding Shares
% of Shares Present
Signal Tax-Exempt Income Fund
Affirmative 1,910,248 99.153% 100.000%
Against .000 .000% .000%
Abstain .000 .000% .000%
Total 1,910,248 99.153% 100.000%